Exhibit 16(4)(a):  Group Annuity Contract (Form No. G1-MA-95)

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[AETNA LOGO]	Aetna Life Insurance and Annuity Company
Home Office: 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

A STOCK COMPANY

Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications -----------------------------------------------------------------------------Plan

AETNA MULTI-RATE ANNUITY -----------------------------------------------------------------------------Type of Plan

SINGLE PREMIUM MODIFIED GUARANTEED DEFERRED ANNUITY -----------------------------------------------------------------------------Contract Holder(s)

ANY BROKER -----------------------------------------------------------------------------Contract No.

SPECIMEN -----------------------------------------------------------------------------Effective Date

DECEMBER 1, 1995 -----------------------------------------------------------------------------This Contract is Delivered in and is Subject to the Laws of that Jurisdiction

Right to Cancel
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The Contract	Holder may cancel this Contract within 10 days of receiving it
by returning	this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office,
Aetna will return the entire consideration paid.

Signed at the Home Office on the Effective Date.

/s/Dan Kearney	/s/Susan Schechter

President	Secretary

Group Single Premium Modified Guaranteed Deferred Annuity Contract Nonparticipating

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A
MARKET VALUE ADJUSTMENT	MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE
CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A
GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G1-MGA-95

Specifications
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Guaranteed	There is a guaranteed interest rate for the Purchase
Interest Rate	Payment held in the AMG Account. (See Contract
Schedule I) .

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Deduction from	The Purchase Payment may be subject to a deduction
Purchase	for premium taxes, if applicable. (See 3.01. )
Payment

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Surrender	There may be a charge	deducted upon surrender (See
Fee	Contract Schedule I) .

This Contract is a legal contract and		constitutes the entire legal
relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

G1-MGA-95	2

Contract Schedule I Accumulation Period

ALIAC Modified Guaranteed Account (AMG Account) -----------------------------------------------------------------------------

Minimum Guaranteed	[3.0%]
Interest Rate:
(effective annual rate of return)

Maintenance Fee:	The annual Maintenance			Fee is [$0. ]
	[If the Account's Current Value is
	[$50,000] or more on the date the
	Maintenance Fee is to be deducted, the
	Maintenance Fee is $0. ]

Annuity Date:	The Annuity	Date will be the later of
	the date the Annuitant reaches age [85]
	or the [10th]		anniversary of the
	Purchase Payment.

Minimum Purchase Payment:	[$10,000. ]

Maximum Purchase Payment:	Purchase Payments exceeding [$1,000,000]
	must be approved by Aetna.

Minimum Guaranteed Period	[$1,000. ]
Allocation Amount:

Maximum Age of	[90. ] If there		are joint Certificate
Certificate Holder at issue:	Holders, the		age of	the oldest
	Certificate Holder cannot exceed [90].

Surrender Fee:	Length of Time from	Surrender Fee (Percentage
	Certificate Effective Date	of Net Purchase Payment
	(Years)	Withdrawn)

	Less than 1 year		7%
	1 year but less than 2		7%
	2 years but less than 3		6%
	3 years but less than 4		6%
	4 years but less than 5		5%
	5 years but less than 6		4%
	6 years but less than 7		2%
	7 years or more		0%

	After seven years have elapsed from the
	certificate	effective		date, the
	Surrender	Fee	will no	longer be
	assessed.

Special Withdrawl:	[10%]

Systematic Withdrawal	The specified		payment	or specified
Option (SWO):	percentage may		not be	greater than
	[10%].

See 1. GENERAL DEFINITIONS for explanations.

G1-MGA-95	3
Contract Schedule II
Annuity Period

Fixed Annuity -----------------------------------------------------------------------------

Minimum Guaranteed	[3.0%]
Interest Rate
(effective annual rate of
return):

See 1. GENERAL DEFINITIONS for explanations.

G1-MGA-95	4

TABLE OF CONTENTS

Page

I.	GENERAL DEFINITIONS

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1.01	ACCOUNT	7
1.02	ACCUMULATION PERIOD	7
1.03	ADJUSTED CURRENT VALUE	7
1.04	ANNUITANT	7
1.05	ANNUITY	7
1.06	ANNUITY DATE	7

1.07	BENEFICIARY	7
1.08	CERTIFICATE HOLDER	7
1.09	CODE	7
1.10	CONTRACT	7
1.11	CONTRACT HOLDER	7
1.12	CURRENT VALUE	7
1.13	DEPOSIT PERIOD	8
1.14	ENTIRE CONTRACT	8
1.15	FIXED ANNUITY	8
1.16	GENERAL ACCOUNT	8
1.17	GUARANTEED RATES -- AMG ACCOUNT	8
1.18	GUARANTEED PERIOD	8
1.19	GUARANTEED PERIOD GROUPS	8
1.20	MAINTENANCE FEE	8
1.21	ALIAC MODIFIED GUARANTEED ACCOUNT (AMG ACCOUNT)	9
1.22	MARKET VALUE ADJUSTMENT (MVA)	9
1.23	MATURED PERIOD VALUE	9
1.24	MATURITY DATE	9
1.25	NET PURCHASE PAYMENT	9
1.26	NONUNITIZED SEPARATE ACCOUNT	9
1.27	PURCHASE PAYMENT	9
1.28	REINVESTMENT	9
1.29	SURRENDER VALUE	10
G1-MGA-95	5

II. GENERAL PROVISIONS
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2.01	CHANGE OF CONTRACT	10
2.02	NONPARTICIPATING CONTRACT	10
2.03	PAYMENTS AND ELECTIONS	10
2.04	STATE LAWS	10
2.05	CONTROL OF CONTRACT	10
2.06	DESIGNATION OF BENEFICIARY	11
2.07	MISSTATEMENTS AND ADJUSTMENTS	11
2.08	INCONTESTABILITY	11
2.09	INDIVIDUAL CERTIFICATES	11
III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	NET PURCHASE PAYMENT	11
3.02	MARKET VALUE ADJUSTMENT	11
3.03	NOTICE TO THE CERTIFICATE HOLDER	12
3.04	LOANS	12
3.05	SYSTEMATIC WITHDRAWAL OPTION (SWO)	12
3.06	DEATH BENEFIT AMOUNT	14
3.07	DEATH BENEFIT OPTIONS AVAILABLE TO BENEFICIARY	14
3.08	LIQUIDATION OF SURRENDER VALUE	15
3.09	SURRENDER FEE	15

3.10	PAYMENT OF SURRENDER VALUE	16
3.11	PAYMENT OF ADJUSTED CURRENT VALUE	16

IV.	ANNUITY PROVISIONS

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4.01	CHOICES TO BE MADE		16
4.02	TERMS OF ANNUITY OPTIONS		16
4.03	DEATH OF ANNUITANT/ BENEFICIARY		17
4.04	ANNUITY OPTIONS		17
G1-MGA-95		6

I.	GENERAL DEFINITIONS

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1.01	Account:

1.02	Accumulation

1.03	Adjusted Current Value:

1.04	Annuitant:

1.05 Annuity:

1.06 Annuity Date:

1.07	Beneficiary:

1.08	Certificate Holder:

1.09	Code:

1.10	Contract:

1.11	Contract Holder:

A record established for each Certificate Holder to maintain the value of the Net Purchase Payment held on his/her behalf during the Accumulation Period.

Period: The period during which the Net Purchase Payment is applied to an Account to provide future Annuity payment(s).

The Current Value of an Account plus or minus any aggregate AMG Account MVA, if applicable. (see 1.22)

The person named by the Certificate Holder whose life is measured for purposes of the guaranteed death benefit and the duration of Annuity payments under this Contract. Subject to Aetna approval, the Annuitant may be changed by the Certificate Holder by notifying Aetna in writing prior to the Annuity Date of an Account.

Payment of an income:

(a)	For the life of one or two

persons;

(b)	For a stated period; or

(c)	For some combination of (a) and (b).

The date on which Annuity payments begin under an Annuity option elected by the Certificate Holder. (see 4.01) The Annuity Date is shown on Contract Schedule I. The Certificate Holder may change this date by notifying Aetna at least 30 days prior to the Annuity Date.

The person(s) entitled to receive death benefits under the terms of this Contract.

A person who purchases an interest in this Contract as evidenced by a certificate. Aetna reserves the right to limit Account ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint Certificate Holder must be the spouse of the other joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise.

The Internal Revenue Code of 1986, as it may be amended from time to time.

This agreement between Aetna and the Contract Holder.

The entity to which the Contract is issued.

1.12	Current Value:		The Net Purchase Payment plus any
interest credited; less all Maintenance
Fees deducted, any amounts surrendered
and any amounts applied to an Annuity.

G1-MGA-95		7

1.13	Deposit Period:		A calendar week, a calendar month, a
calendar quarter, or any other period
of time specified by Aetna during which
the Net Purchase Payment and
Reinvestments are accepted into the AMG
Account for one or more Guaranteed
Periods. Aetna reserves the right to
extend the Deposit Period.

1.14	Entire Contract:		The Contract, all attached pages and
any subsequent endorsements make up the
Entire Contract.

1.15	Fixed Annuity:		An Annuity with payments that do not
vary in amount based on investment
performance.

1.16	General Account:		The Account holding the	assets of
Aetna, other than those assets held in
Aetna's separate accounts.

1.17	Guaranteed Rates -		Aetna will declare the interest rate
	AMG Account:		applicable for each Guaranteed Period
at the start of the Deposit Period for
that applicable Guaranteed Period. The
rate(s) are guaranteed by Aetna for
that Deposit Period and the ensuing
Guaranteed Period(s) . The Guaranteed
Rates are effective annual rates of
return. That is, interest is credited
daily at a rate that will produce the
Guaranteed Interest Rate over the
period of a year. No Guaranteed Rate
will ever be less than the Minimum
Guaranteed Interest Rate shown on
Contract Schedule I.

For Guaranteed Periods of one year or
less, one Guaranteed Rate is credited
for the full Guaranteed Period. For
longer Guaranteed Periods, an initial
Guaranteed Rate is credited from the
date of deposit to the end of a
specified period within the Guaranteed
Period. There may be different
Guaranteed Rate(s) declared at the
beginning of the Deposit Period for
subsequent specified time intervals
throughout the Guaranteed Period.

1.18	Guaranteed Period:		The period of time for which Guaranteed
Rates are guaranteed on the Net
Purchase Payment and Reinvestments made
during a current Deposit Period. Such
period begins on the day following the
close of the Deposit Period and ends on
the designated Maturity Date.
Guaranteed Periods are offered at
Aetna's discretion for various lengths
of time ranging up to and including
ten (10) years.

During a Deposit Period, Aetna may make
available any number of Guaranteed
Periods. The Certificate Holder may
allocate the Net Purchase Payment or
Reinvestment into any or all of the
available Guaranteed Periods.

1.19	Guaranteed Period Groups:		All Guaranteed Periods with the same
length of time from the close of the
Deposit Period until the designated
Maturity Date.

1.20	Maintenance Fee:		The Maintenance Fee, if any (see
Contract Schedule I) will be deducted
from the Account during the
Accumulation Period on each anniversary
of the date the Account is established
and upon surrender of the entire
Account.

G1-MGA-95		8

1.21	ALIAC Modified	An accumulation option where Aetna
guarantees rate(s) of interest for
specified periods of time. All assets
of Aetna, including amounts in the
Nonunitized Separate Account, are
available to meet the guarantees under
			the AMG Account.
	Guaranteed Account
	(AMG Account):

1.22	Market Value Adjustment	An adjustment that may apply to the
amount withdrawn from a Guaranteed
Period prior to the end of that
Guaranteed Period. The adjustment
reflects the change in the value of the
investment due to changes in interest
rates since the date of deposit and is
computed using the formula given in
3.02. The adjustment is expressed as a
percentage or a factor of each dollar
			being withdrawn.
	(MVA):

1.23	Matured Period Value:		The amount payable on a Guaranteed Period's Maturity Date.

1.24	Maturity Date:		The last day of a Guaranteed Period.

1.25	Net Purchase Payment:		The Purchase Payment less premium taxes, as applicable.

1.26	Nonunitized Separate	A separate account set up by Aetna
under Title 38, Section 38a-433, of the
Connecticut General Statutes, that
holds assets for AMG Account Guaranteed
Periods. There are no discrete units
for the AMG Account. The Certificate
Holder does not participate in the
investment gain or loss from the assets
held in the Nonunitized Separate
Account. Such gain or loss is borne
entirely by Aetna. The assets held in
the AMG Account may be chargeable with
liabilities arising out of any other
			business of Aetna.
	Account:

1.27	Purchase Payment:		Payment accepted by Aetna at its Home Office. Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder.

1.28	Reinvestment:	Aetna will notify the Certificate
Holder of the approaching Maturity Date
at least 18 calendar days prior to the
end of any Guaranteed Period. If no
specific direction is given by the
Certificate Holder prior to the
Maturity Date, each Matured Period
Value will be reinvested on the
Maturity Date for a Guaranteed Period
of the same duration. If a Guaranteed
Period of the same duration is
unavailable, each Matured Period Value
will automatically be reinvested on the
Maturity Date for the next shortest
Guaranteed Period available. If no
shorter Guaranteed Period is available,
the next longer Guaranteed Period will
be used. Aetna will mail a confirmation
statement to the Certificate Holder the
next business day after the Maturity
			Date.

At any time prior to the Maturity Date,
the Certificate Holder may request in
writing a reinvestment of the Matured
Period Value in a different Guaranteed
Period(s) or a surrender of all or a
part of the Matured Period Value
without an MVA or Surrender Fee. Such
request will be executed on the
Maturity Date. If reinvesting in a
different Guaranteed Period(s), all or
part of the Matured Period Value will
			be reinvested in the elected

G1-MGA-95		9

1.28	Reinvestment:	Guaranteed Period(s) at the then
prevailing rate(s) . This provision only
applies to a written request from the
Certificate Holder received at Aetna's
Home Office in good order at least five
		(5) days prior to the Maturity Date.
	(Cont'd)

1.29	Surrender Value:	The amount payable by Aetna upon the surrender of all or any portion of an Account.

II. GENERAL PROVISIONS
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2.01	Change of Contract:	Only an authorized officer of Aetna may
change the terms of this Contract.
Aetna reserves the right to modify this
Contract to meet the requirements of
applicable state and federal laws or
regulations. Aetna will notify the
Contract Holder and Certificate Holder
		in writing of any changes.

2.02	Nonparticipating Contract:	The Contract Holder, Certificate Holders or Beneficiaries will not have a right to share in the earnings of Aetna.

2.03	Payments and Elections:	While the Certificate Holder is living,
Aetna will pay the Certificate Holder
any Annuity payments as and when due.
After the Certificate Holder's death,
or at the death of the first
Certificate Holder if the Account is
owned jointly, any Annuity payments
will be paid in accordance with 4.03.
Aetna will make any other payments
within seven (7) calendar days of
receipt of a written request for
payment, which is in good order, at its
Home Office, except as provided in
		3.10.

2.04	State Laws:	The Contract and the certificates
comply with the laws of the state in
which they are delivered. Any
surrender, death, or Annuity payments
are equal to or greater than the
minimum required by such laws. Annuity
tables for legal reserve valuation
shall be as required by state law. Such
tables may be different from Annuity
tables used to determine Annuity
		payments.

2.05	Control of Contract:	This is a Contract between the Contract
Holder and Aetna. The Contract Holder
has title to the Contract. Contract
Holder rights are limited to accepting
or rejecting Contract modifications.
The Certificate Holder has all other
rights to amounts held in his or her
		Account.

Each Certificate Holder shall own all
amounts held in his or her Account.
Each Certificate Holder may make any
choices allowed by this Contract for
his or her Account. Choices made under
this Contract must be in writing. If
the Account is owned jointly, both
joint Certificate Holders must
authorize any choices in writing. Until
receipt of such choices at Aetna's Home
Office, Aetna may rely on any previous
		choices made.

		The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder, except to the extent permitted by law.

G1-MGA-95		10

2.05	Control of Contract:	The Certificate Holder may assign or
transfer his or her rights under the
Contract. Aetna reserves the right not
to accept assignment or transfer to a
nonnatural person. Any assignment or
		transfer made must be submitted to
	(Cont'd):

Aetna's Home Office in writing and will not be effective until accepted by Aetna. Aetna assumes no responsibility for the validity of any assignment.

2.06	Designation of	Each Certificate Holder shall name his
or her Beneficiary. The Beneficiary may
be changed at any time. Changes to a
Beneficiary must be submitted to
Aetna's Home Office in writing and will
not be effective until received and
recorded by Aetna.
Beneficiary:

2.07	Misstatements and	If Aetna finds the age of any Annuitant to be misstated, the correct facts will be used to adjust payments.
Adjustments:

2.08	Incontestability:	Aetna will not contest this Contract from its effective date.

2.09	Individual Certificates:	Aetna shall issue a certificate to each
Certificate Holder. The certificate
will summarize certain provisions of
the Contract. Certificates are for
information only and are not a part of
the Contract, except as evidence of the
Certificate Holder's interest in the
Contract.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	Net Purchase Payment:	This amount is the Purchase Payment less any applicable premium tax. Aetna reserves the right to deduct any premium tax at any time from the Purchase Payment or from the Certificate Holder's Account.

The Certificate Holder shall designate,
on the enrollment form, the allocation
percentage of the Net Purchase Payment
to be applied to each of the available
Guaranteed Periods during the current
Deposit Period(s) . The minimum amount
that may be allocated to any Guaranteed
Period is shown on Contract Schedule I.

3.02	Market Value Adjustment:	There will be an MVA for any withdrawal from the AMG Account before the end of a Guaranteed Period when the withdrawal is due to:

		(a)	Any full or partial surrender, but not for a partial withdrawal under the Systematic Withdrawal Option (see 3.05); or

		(b)	Payment made to a Beneficiary as a death benefit during the Accumulation Period, but not payment made within six months of the date of the Annuitant's death (see 3.06); or

		(c)	An election of an Annuity option. Only a positive MVA, if any, will apply upon election of option 2 or 3 (see 4.04) .

Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

x
---
365
(1 + i)
-------
x
---
365
(1 + j)

G1-MGA-95		11

3.02	Market Value Adjustment:	Where:
(Cont'd)
		i	is the Deposit Period Yield
		j	is the Current Yield
		x	is the number of days remaining, (computed from

Wednesday of the week of withdrawal) in the Guaranteed Period.

The Deposit Period Yield will be determined as follows:

(a)	At the close of the last business
day of each week of the Deposit
Period, a yield will be computed
as the average of the yields on
that day of U. S. Treasury Notes
which mature in the last three
months of the Guaranteed Period.

(b)	The Deposit Period Yield is the
average of those yields for the
Deposit Period. If withdrawal is
made before the close of the
Deposit Period, it is the average
of those yields on each week
preceding withdrawal.

The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U. S. Treasury Notes included in the Deposit Period Yield.

In the event that no U. S. Treasury
Notes which mature in the last three
months of the Guaranteed Period exist,
Aetna reserves the right to use the
U. S. Treasury Notes that mature in the
following quarter.

3.03	Notice to the Certificate		The Certificate Holder will receive statements at least annually from Aetna showing the value of any amounts held in the AMG Account.
Holder:

Such values will be as of a specific date no more than 60 days before the date of the notice.

3.04	Loans:		Loans are not available under this Contract.

3.05	Systematic Withdrawal	The Certificate Holder may elect a
distribution option under which a
portion of the Account's Current Value
will automatically be surrendered and
distributed each year. SWO payments
will be calculated based on the
Account's full Current Value. The
distributed amount is withdrawn pro
rata from each Guaranteed Period(s) . A
Surrender Fee will not be deducted from
any portion of the Current Value which
is paid as a distribution under SWO.
Option (SWO):

Certificate Holders should consult their tax adviser prior to requesting this distribution option.

(a) Amount of Distribution: The Certificate Holder may elect one of the three payment methods described below.

G1-MGA-95		12

3.05	Systematic Withdrawal	(1) Specified Payment: Payments
of a designated dollar
amount. The annual amount may
not be greater than the
percentage shown on Contract
Schedule I times the Current
Value at time of election.
This annual dollar amount
will remain constant. At its
discretion, Aetna may require
a minimum initial payment
amount;
Option (SWO):
(Cont'd)

(2) Specified Period: Payments which are made over a period of time which must be at least 10 years. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

(3)	Specified Percentage: Payment
of a designated percentage
which cannot be greater than
the percentage shown on
Contract Schedule I. The
percentage may be changed by
written request. Aetna
reserves the right to limit
the number of times the
percentage may be changed.
The annual amount is
calculated by multiplying the
Current Value as of December
31 of the year prior to the
payment by the designated
percentage.

Payments upon the Certificate Holder's or Annuitant's death will be made to the Beneficiary in the manner described in 3.07.

(b) Minimum Initial Current Value: At
its discretion, Aetna may require
a minimum initial Current Value
for election of this option. If
after election of this option the
Current Value is insufficient to
make a scheduled SWO payment,
Aetna will distribute the entire
Account balance.

(c) Date of Distribution: The
Certificate Holder shall specify
the initial distribution date. As
elected by the Certificate Holder,
SWO payments will be made on a
monthly or quarterly basis unless
Aetna allows otherwise. If SWO
payments are made more frequently
than annually, the designated
annual amount is divided by the
number of payments due each
calendar year. Subsequent
distributions will be made on the
15th of any month or such other
date as Aetna may designate or
allow.

(d) Election and Revocation: SWO may
be elected by submitting a
completed and signed election form
to Aetna's Home Office. Aetna
reserves the right to establish
the date when SWO may first be
elected by a Certificate Holder.
Once elected, this option may be
revoked by the Certificate Holder
or spousal Beneficiary, if elected
after the Certificate Holder's
death, by submitting a written
request to Aetna at its Home
Office. Any revocation will apply
only to amounts not yet paid. SWO
may be elected only once by the
Certificate Holder or by the
spousal Beneficiary.

G1-MGA-95	13

3.06 Death Benefit Amount:	If the Certificate Holder or Annuitant
dies before Annuity payments start, the
Beneficiary is entitled to a death
benefit under the Account. If the
Account is owned jointly, the death
benefit is paid at the first death of
either of the joint Certificate
Holders. If the Account is held by
joint Certificate Holders, the survivor
will be deemed the designated
Beneficiary and any other Beneficiary
on record will be treated as the
contingent Beneficiary. If the

Certificate Holder is a nonnatural person, the death benefit will be payable at the death of the Annuitant.

If paid within 6 months of the date of
the Annuitant's death, the death
benefit will be the Current Value of
the Account. Otherwise, the death
benefit will be the Adjusted Current
Value of the Account determined as of
the claim date. The claim date is the
date when proof of death and the
Beneficiary's claim are received in
good order at Aetna's Home Office.

When the Certificate Holder dies, and the Certificate Holder is not the Annuitant, the death benefit payable will be subject to a Surrender Fee, if applicable.

3.07 Death Benefit Options	Prior to any election, or until amounts
must be otherwise distributed under
this section, the Current Value of the
Account will be retained in the
Account. The following options are
available to the Beneficiary:
available to Beneficiary:

(a) When the Certificate Holder dies or, if the Certificate Holder is not a natural person, when the Annuitant dies:

(1)	If the Beneficiary is the
Certificate Holder's
surviving spouse, the
Beneficiary may exercise all
Certificate Holder rights
under the Contract and
continue in the Accumulation
Period, or may elect (i) or
(ii) below. Distributions
from the Account are not
required until the spousal
Beneficiary's death. The
spousal Beneficiary may elect
to:

(i) Apply some or all of the death benefit amount to an Annuity option 1, 2 or 3 (see 4.04); or

(ii) Receive, at any time, a lump sum payment equal to the death benefit amount.

(2)	If the Beneficiary is an
individual who is not the
Certificate Holder's
surviving spouse, then
options (i) or (ii) under (1)
above apply. Any portion of
the death benefit amount not
applied to Annuity option 1,
2 or 3 within one year of the
Certificate Holder's death,
must be distributed within
five years of the date of
death.

(3) If the Beneficiary is not a natural person, then only option (ii) under (1) above applies.

G1-MGA-95	14

3.07 Death Benefit Options	(4) If no Beneficiary has been designated, a lump sum payment equal to the death benefit amount will be made to the Certificate Holder's estate.
available to Beneficiary:
(Cont'd)

(b) If the Certificate Holder is a natural person but is not the Annuitant, and the Annuitant dies, the Beneficiary may elect either to apply the death benefit amount to Annuity option 1, 2, or 3 within 60 days of the Annuitant's date of death, or to receive a lump sum payment.

3.08	Liquidation of Surrender	All or any portion of the Account's
Current Value may be surrendered at any
time prior to the Annuity Date.
Surrender requests can be submitted as
a percentage to the Account value or as
a specific dollar amount. Net Purchase
Payment amounts are withdrawn first,
and then the excess value, if any. For
any partial surrender, amounts are
withdrawn on a pro rata basis from the
Guaranteed Period(s) Groups of the AMG
Account in which the Current Value is
invested. Within a Guaranteed Period
Group, the amount to be surrendered
will be withdrawn first from the oldest
Deposit Period, then from the next
oldest, and so on until the amount
requested is satisfied.
Value:

After deduction of the Maintenance Fee and any Premium Tax, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered.

3.09	Surrender Fee:	The Surrender Fee only applies to the Net Purchase Payment portion surrendered and varies according to the elapsed time from the certificate effective date (see Contract Schedule I.)

No Surrender Fee is deducted from any portion of the Current Value which is paid:

		(a)	To a Beneficiary due to the Annuitant's death before Annuity payments start (see 3.06);

		(b)	As a premium for an Annuity option 1, 2 or 3 under this Contract (see 4.04);

		(c)	As a distribution under the SWO provision (see 3.05);

(d)	At least 12 months after the date
of the Purchase Payment, in an
amount equal to or less than the
special withdrawal percentage
shown on Contract Schedule I times
the Current Value at the time of
the withdrawl. This applies to the
first surrender request, partial
or full, in a calendar year. The
Current Value is calculated as of
the date the surrender request is
received in good order at Aetna's
Home Office. This waiver is not
available to the Certificate
Holder while SWO is in effect;

		(e)	For a full surrender of the Account where the Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;

		(f)	Upon withdrawl of any Matured Period Value; or

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3.09	Surrender Fee:	(g)	By Aetna under 3.11.
(Cont'd)

3.10	Payment of Surrender	Under certain emergency conditions, as allowed by law, Aetna may defer payment for a period of up to 6 months.
Value:

3.11	Payment of Adjusted	Upon 90 days' written notice to the Certificate Holder, Aetna will
Current Value:

		terminate any Account if the Current Value becomes less than $2,500 immediately following any partial surrender. A Surrender Fee will not be deducted from the Adjusted Current Value.

IV. ANNUITY PROVISIONS
-----------------------------------------------------------------------------

4.01	Choices to be Made:	The Certificate Holder may tell Aetna
to apply any portion of the Adjusted
Current Value (minus any premium tax)
for an Annuity under option 1, 2 or 3
(see 4.04) . The first Annuity payment
may not be earlier than twelve months
after the Purchase Payment. At least 30
days prior to the Annuity Date, the
Certificate Holder must tell Aetna
which Annuity option is elected.
Annuity payments will be made monthly,
unless the Certificate Holder elects
		otherwise in writing.

		In lieu of the election of an Annuity, the Certificate Holder may elect a lump sum payment.

		The Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect a higher interest rate.

4.02	Terms of Annuity Options	(a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

(b)	An Annuity option may not be
elected if the first payment would
be less than $50 or if the total
payments in a year would be less
than $250 (less if required by
state law) . Aetna reserves the
right to increase the minimum
first Annuity payment amount and
the annual minimum Annuity payment
amount based upon increases
reflected in the Consumer Price
Index-Urban, (CPI-U) since July 1,
		1993.

		(c) If an Annuity under option 1, 2 or 3 is chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

(d)	For purposes of calculating the
guaranteed first payment of an
Annuity, the Annuitant's and
second Annuitant's adjusted age
will be used. The Annuitant's and
second Annuitant's adjusted age is
his or her age as of the birthday
closest to the Annuity
commencement date reduced by one
year for Annuity commencement
dates occurring during the period
		of time

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4.02	Terms of Annuity Options	through December 31, 1999. The
Annuitant's and second Annuitant's
age will be reduced by two years
for Annuity commencement dates
occurring during the period of
time from January 1, 2000 through
December 31, 2009. The Annuitant's
and second Annuitant's age will be
reduced by one additional year for
Annuity commencement dates
occurring in each succeeding
		decade.
	(Cont'd)

The Annuity purchase rates for options 2 and 3 are based on mortality from 1983 Table a.

(e) Once elected, an Annuity option may not be revoked and Annuity payments cannot be commuted to a lump sum.

4.03	Death of Annuitant/	If the Annuitant dies after Annuity
payments have begun, the death benefit,
if any, will be payable to the
Beneficiary as specified in the Annuity
option elected. Death benefits will be
paid at least as rapidly as under the
method of distribution in effect at the
Annuitant's death.
Beneficiary:

If the Certificate Holder who is not
the Annuitant dies after Annuity
payments have begun, any remaining
payments under the Annuity option
elected will be made to the Beneficiary
at least as rapidly as under the method
of distribution in effect at the
Certificate Holder's death.

If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

Aetna will require proof of death.

4.04	Annuity Options:	Option 1 -- Payments for a Stated Period of Time -- An Annuity will be paid for the number of years chosen. The number of years must be at least 10 and not more than 30.

If a nonspouse Beneficiary elects this option at the death of the Certificate Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

Option 3 -- Life Income Based upon the
Lives of Two Annuitants -- An Annuity
will be paid during the lives of the
Annuitant and a second Annuitant.
Payments will continue until both
Annuitants have died. When this option
is chosen, one of the following choices
must be made:

(a) 100% of the payment to continue after the first death;

(b) 66 2/3% of the payment to continue after the first death;

(c) 50% of the payment to continue after the first death;

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4.04	Annuity Options:	(d) Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(Cont'd)

(e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

Other Options -- Aetna may make other options available as allowed by the laws of the state in which the Contract and the Certificate is delivered.

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OPTION 1

Payments for a Stated Period of Time Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------
Years	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
	Rate	Payment	Payment	Payment	Payment
------------------------------------------------------------------------------------------------------------

5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

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OPTION 2 Life Income

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

	Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------
Adjusted	None	60	120	180	240
Age of
Annuitant
------------------------------------------------------------------------------------------------------------

50	$ 4.05	$ 4.05	$ 4.03	$ 3.99	$ 3.93
51	4.12	4.11	4.09	4.05	3.99
52	4.19	4.19	4.16	4.11	4.04
53	4.27	4.26	4.23	4.18	4.10
54	4.35	4.34	4.31	4.25	4.16

55	4.44	4.42	4.39	4.32	4.22
56	4.53	4.51	4.47	4.40	4.29
57	4.62	4.61	4.56	4.48	4.35
58	4.72	4.71	4.65	4.56	4.42
59	4.83	4.81	4.75	4.64	4.49

60	4.95	4.93	4.86	4.73	4.55
61	5.07	5.05	4.97	4.83	4.62
62	5.20	5.17	5.08	4.92	4.69
63	5.34	5.31	5.20	5.02	4.76
64	5.49	5.45	5.33	5.12	4.83

65	5.65	5.61	5.47	5.22	4.89
66	5.82	5.77	5.61	5.33	4.96
67	6.01	5.94	5.75	5.44	5.02
68	6.20	6.13	5.91	5.54	5.08
69	6.41	6.33	6.07	5.65	5.14

70	6.64	6.54	6.23	5.76	5.19
71	6.88	6.76	6.41	5.86	5.24

72	7.14	7.00	6.59	5.97	5.28
73	7.43	7.26	6.77	6.06	5.32
74	7.73	7.53	6.96	6.16	5.35

75	8.06	7.82	7.14	6.25	5.38
------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------
Adjusted Ages
-------------------------------
Annuitant	Second	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
	Annuitant
------------------------------------------------------------------------------------------------------------

55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13

------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

G1-MGA-95	21

[AETNA LOGO] Aetna Life Insurance and Annuity Company Home Office: 151 Farmington Avenue Hartford, Connecticut 06156 (800) 531-4547

Group Single Premium Modified Guaranteed Deferred Annuity Contract Nonparticipating

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G1-MGA-95